Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-346-2430
(rsonenshein@stagestores.com)

STAGE STORES ANNOUNCES THIRD QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, November 5, 2015 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its fiscal 2015 third quarter financial results on Thursday, November 19, 2015. The release of the Company’s third quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of Company's website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, December 4, 2015.

About Stage Stores
Stage Stores, Inc. operates 847 specialty department stores in 40 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

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